Exhibit (n)(2)

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Capital Southwest Corporation and Subsidiaries  Our audits of the consolidated financial statements and internal control over financial reporting referred to in our report dated June 4, 2019, appearing in the accompanying registration statement on Form N-2, also included an audit of the senior securities table of Capital Southwest Corporation and Subsidiaries (collectively, the Company) as of March 31, 2019 and 2018 appearing in this Form N-2. This table is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits of the consolidated financial statements. In our opinion, the senior securities table as of March 31, 2019 and 2018, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

 /s/ RSM US LLP

Chicago, IL
June 4, 2019